ARTICLES OF MERGER
                                     OF
                             PCT HOLDINGS, INC.
                               WITH AND INTO
                   PACIFIC AEROSPACE & ELECTRONICS, INC.


     Pursuant to RCW 23B.11.050, the undersigned President of PCT Holdings, Inc., a Nevada corporation, and the undersigned President of Pacific Aerospace & Electronics, Inc., a Washington corporation, certify as follows:

1. The Agreement and Plan of Merger governing the merger of PCT Holdings, Inc. with and into Pacific Aerospace & Electronics, Inc. is attached hereto as Exhibit A and is incorporated herein by this reference.

2.   A.   On November 12, 1996, the shareholders of PCT Holdings, Inc. entitled to vote approved and adopted the Agreement and Plan of Merger, pursuant to RCW 23B.11.070 and applicable Nevada law.

     B. By a written consent dated November 25, 1996, the sole shareholder of Pacific Aerospace & Electronics, Inc. approved and adopted the Agreement and Plan of Merger, pursuant to RCW 23B.11.030.

3. These Articles of Merger shall be effective at 11:59 p.m., Pacific Standard Time, on November 30, 1996.

     IN WITNESS WHEREOF, the undersigned officers have executed these Articles of Merger in an official and authorized capacity under penalty of perjury on November 25, 1996.

                                          PCT HOLDINGS, INC.


                                          By:  /s/ Donald A. Wright
                                              ------------------------------
                                                   Donald A. Wright
                                                   Its: President



                                          PACIFIC AEROSPACE & ELECTRONICS, INC.


                                          By: /s/ Donald A. Wright
                                              -------------------------------
                                                  Donald A. Wright
                                                  Its: President